DEPOSIT AGREEMENT

by and among

ENEL SOCIETÀ PER AZIONI

AND

CITIBANK, N.A.,

as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS
OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

Dated as of November 5, 1999

ARTICLE I
MISCELLANEOUS

i

(continued)

		Page
Section 1.29	"Share Registrar"	6
Section 1.30	"Shares"	7
Section 1.31	"Treasury Ministry"	7
Section 1.32	"United States"	7

ARTICLE II
APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS; DEPOSIT OF SHARES;
EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS OF RECEIPTS

ARTICLE IV
THE DEPOSITED SECURITIES

Section 4.1	Cash Distributions	29
Section 4.2	Distribution in Shares	30
Section 4.3	Elective Distributions in Cash or Shares	31
Section 4.4	Distribution of Rights to Purchase Shares	32

(continued)

ARTICLE V
THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1	Amendment/Supplement	60
Section 6.2	Termination	62

(continued)

ARTICLE VII
MISCELLANEOUS

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of November 5, 1999, by and among (i) ENEL SOCIETÀ PER AZIONI, a joint stock company incorporated under the laws of the Republic of Italy, and its successors (the “Company”), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor depositary hereunder (the “Depositary”), and (iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by Receipts issued hereunder. Capitalized terms used but not defined herein have the meanings set forth below in Article I.

W I T N E S S E T H T H A T:

WHEREAS, the Company has duly authorized and has outstanding ordinary shares, nominal value Lit. 1,000 each (the “Shares”); and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of certain of the Shares from time to time with the Depositary or with the Custodian, as agent for the Depositary, and the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of Receipts evidencing such American Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary upon the terms set forth in this Deposit Agreement; and

WHEREAS, the Receipts evidencing the American Depositary Shares issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions as hereinafter provided in this Deposit Agreement; and

WHEREAS, the American Depositary Shares to be issued pursuant to the terms of this Deposit Agreement are to be listed on The New York Stock Exchange, Inc.; and

WHEREAS, the Board of Directors of the Company has duly authorized execution and delivery of this Deposit Agreement by the Company.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

All capitalized terms used but not otherwise defined herein shall have the meanings set forth below, unless otherwise clearly indicated:

Section 1.1.  “Affiliate” shall have the meaning assigned to such term under Regulation C of the Securities Act, provided that with respect to the Company, “Affiliate” shall only refer to any entities controlled by it.

Section 1.2.  “American Depositary Share(s)” and “ADS(s)” shall mean, with respect to any American Depositary Receipt, the rights evidenced by such Receipt, including the interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and the Receipts issued hereunder. Each American Depositary Share shall represent ten Shares, until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional American Depositary Shares are not issued, and thereafter each American Depositary Share shall represent the Shares or Deposited Securities specified in such Sections.

Section 1.3.  “ADS Record Date” shall have the meaning given to such term in Section 4.9.

Section 1.4.  “Applicant” shall have the meaning given to such term in Section 5.10.

Section 1.5.  “Beneficial Owner” shall, with respect to any ADS, have the meaning given to such term under Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. A Beneficial Owner may or may not be the Holder of the ADR(s) evidencing such ADSs. Subject to Section 4.10 hereof, a Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADR(s) evidencing the ADSs owned by such Beneficial Owner.

Section 1.6.  “Business Day” shall mean any day on which both the banks in Milan, Italy and the banks in The City of New York are open for business.

Section 1.7.  “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.8.  “Company” shall mean ENEL Societá per Azioni, a company incorporated and existing under the laws of the Republic of Italy, and its successors.

Section 1.9.  “CONSOB” shall mean the Commissione Nazionale per le Società e la Borsa, the public authority charged, among other things, with regulating investment companies, securities markets and public offerings of securities in Italy.

Section 1.10.  “Custodian” shall mean, as of the date hereof, Citibank, N.A., having its office at Foro Bonaparte 16, Milan, Italy 20121, in its capacity as the custodian for the purposes of this Deposit Agreement, and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder, as the context shall require. The term “Custodian” shall mean any Custodian individually or all custodians collectively, as the context requires.

Section 1.11.  “Deliver” and “Delivery” shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, as appropriate.

Section 1.12.  “Deposit Agreement” shall mean this Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented in accordance with the terms hereof.

Section 1.13.  “Depository” shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder.

Section 1.14.  “Deposited Securities” shall mean Shares at any time deposited under this Deposit Agreement and any and all other securities, property and cash held by the Depositary or the Custodian in respect thereof, subject, in the case of cash, to the provisions of Section 4.8. The collateral delivered in connection with Pre-Release Transactions described in Section 5.10 hereof shall not constitute Deposited Securities.

Section 1.15.  “Dollars” and “$” shall refer to the lawful currency of the United States.

Section 1.16.  “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants maintained in DTC, and any successor thereto.

Section 1.17.  “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

Section 1.18.  “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as from time to time amended.

Section 1.19.  “Foreign Currency” shall mean any currency other than Dollars.

Section 1.20.  “Holder” shall mean the person in whose name a Receipt is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs evidenced by the Receipt registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs evidenced by such Receipt subject to Section 4.10 hereof.

Section 1.21.  “Lire,” “Lira” and “Lit.” shall refer to the lawful currency of the Republic of Italy, which is a sub-division of the euro (“euro” or “ ”) the single currency adopted by the eleven member states of the European Union participating in the European Economic and Monetary Union.

Section 1.22.  “Monte Titoli” shall mean Monte Titoli S.p.A., which provides the book-entry settlement system for equity securities in the Republic of Italy, or any successor entity thereto.

Section 1.23.  “Pre-Release Transaction” shall have the meaning set forth in Section 5.10.

Section 1.24.  “Principal Office” when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 111 Wall Street, New York, New York 10043, U.S.A.

Section 1.25.  “Receipt(s)” shall mean the American Depositary Receipts issued by the Depositary to evidence the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of American Depositary Shares and may, in the case of American Depositary Shares held through a central depository such as DTC, be in the form of a “Balance Certificate.”

Section 1.26.  “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary upon the request or with the approval of the Company to register issuances and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary upon the request or with the approval of the Company for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Company. Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall be required to give notice in writing to the Depositary and Company accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

Section 1.27.  “Restricted Securities” shall mean Shares, Receipts, Deposited Securities or ADSs, which (i) are subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by a person who is an Affiliate of the Company, or (iii) are subject to any other restrictions on sale or deposit under the laws of the United States, the Republic of Italy, or under a shareholder agreement or the Articles of Association and By-laws of the Company or under the regulations of an applicable securities exchange.

Section 1.28.  “Securities Act” shall mean the U.S. Securities Act of 1933, as from time to time amended.

Section 1.29.  “Share Registrar” shall mean the Company or a depository institution organized under the laws of the Republic of Italy, which carries out the duties of registrar for the Shares or any successor as Share Registrar for such Shares appointed by the Company.

Section 1.30.  “Shares” shall mean the Company’s ordinary shares, nominal value Lit. 1,000 each, validly issued and outstanding and fully paid, provided however, that, if there shall occur any change in nominal value, split-up, consolidation, reclassification, conversion or any other event described in Section 4.11 in respect of the Shares of the Company, the term “Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such change in nominal value, split-up, consolidation, exchange, conversion, reclassification or event. Under Italian law, the Shares are held in book-entry form only and not in certificated form.

Section 1.31.  “Treasury Ministry” shall mean the Ministry of the Treasury, Budget and Economic Planning of the Republic of Italy.

Section 1.32.  “United States” shall have the meaning assigned to it under Regulation S under the Securities Act.

ARTICLE II APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
DEPOSIT OF SHARES; EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RECEIPTS

Section 2.1.  Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, shall be deemed for all purposes to be a party to and bound by the terms of this Deposit Agreement.

Section 2.2.  Form and Transferability of Receipts.

2.2.1.  Form. ADSs shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. Receipts may be issued under the Deposit Agreement in denominations of any whole number of ADSs. The Receipts shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law. Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. No Receipt and no ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless such Receipt shall have been so dated, signed, countersigned and registered. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary. The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

2.2.2.  Legends. The Receipts may, and shall upon the written request of the Company, be endorsed with or have incorporated in the text thereof such legends or recitals not inconsistent with the provisions of the Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations hereunder, (ii) as may be required by the Depositary or the Company to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any recognized usage with respect thereto, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Receipts or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) as may be required by any book-entry system in which the ADSs are held.

2.2.3.  Title. Title to a Receipt (and to each ADS evidenced thereby), subject to the limitations contained herein and in such Receipt, shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that such Receipt has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary may deem and treat the Holder of a Receipt as the absolute owner thereof for all purposes.

2.2.4.  Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the American Depositary Shares into DTC. A single ADR in the form of a “Balance Certificate” will evidence all ADSs held through DTC and will be registered in the name of the nominee for DTC (currently “Cede & Co.”) and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and held through DTC and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. As such, the nominee for DTC will be the only “Holder” of the ADR evidencing all ADSs held through DTC. Citibank, N.A. (or such other entity as is appointed by DTC) may hold the “Balance Certificate” as custodian for DTC. Subject to the provisions of Section 4.10 hereof, each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).

Section 2.3.  Deposit with Custodian. Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, by electronic delivery through Monte Titoli, Euroclear or Cedel, to the account of the Custodian maintained for such purpose, together with (A) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments as may be reasonably required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and applicable law, (B) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person(s) stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Shares so deposited, (C) such documentations and certification, if any, as the Company and Depositary may require to comply with applicable law, and (D) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, any proxy or proxies as shall be required from time to time in accordance with Italian law to entitle the Custodian to exercise voting rights at a shareholder’s meetings. Without limiting any other provision of this Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities, (b) any fractional Shares or fractional Deposited Securities or (c) a number of Shares or Deposited Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs. No Share shall be accepted for deposit unless accompanied by evidence (which may be an opinion of counsel), if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Republic of Italy and any necessary approval has been granted by any governmental body in the Republic of Italy, if any, which is then performing the function of the regulator of currency exchange.

The Depositary agrees to cause the Custodian to place all Shares deposited under this Deposit Agreement or any other Deposited Securities held under this Deposit Agreement into segregated accounts separate from any other Shares or other securities that may be held by the Custodian under any other depositary receipt facility or otherwise.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares or other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Articles of Association and By-laws of the Company.

Section 2.4.  Execution and Delivery of Receipts. The Depositary has instructed the Custodian to confirm to the Depositary as promptly as practicable (i) when a deposit of Shares has been made pursuant to Section 2.3 hereof, (ii) that any such Deposited Securities have been recorded in the books of Monte Titoli, in the name of the Depositary, the Custodian or a nominee of either, (iii) that all required documents have been received, and (iv) the person or persons to whom or upon whose order American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be so delivered thereby. Such notification may be made by letter, first class airmail postage prepaid, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, issue the American Depositary Shares representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and execute and deliver at its Principal Office Receipt(s) registered in the name or names requested by such person(s) and evidencing the aggregate number of American Depositary Shares to which such person(s) are entitled, but only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing American Depositary Shares and executing and delivering such Receipt(s) (as set forth in Section 5.9 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the Receipt(s). The Depositary shall only issue American Depositary Shares in whole numbers and deliver American Depositary Receipts evidencing whole numbers of American Depositary Shares. Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

Section 2.5.  Transfer, Combination and Split-up of Receipts.

2.5.1.  Transfer. The Registrar shall, as promptly as practicable, register the transfer of Receipts (and of the ADSs represented thereby) and the Depositary shall cancel such Receipts and execute new Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts cancelled by the Depositary, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the person entitled thereto, in each case, as promptly as practicable, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered Receipts have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Receipts have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof

2.5.2.  Combination & Split Up. The Registrar shall, as promptly as practicable, register the split-up or combination of Receipts (and of the ADSs represented thereby) and the Depositary shall cancel such Receipts and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the Receipts cancelled by the Depositary, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the Holder thereof, in each case as promptly as practicable, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

2.5.3.  Co-Transfer Agents. The Depositary may, upon the request or with the approval of the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts, but only to the extent that the Depositary would be entitled to such evidence under this Deposit Agreement, and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Company. Each co-transfer agent appointed under this Section 2.6 (other than the Depositary) shall give notice in writing to the Company and Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

Section 2.6.  Surrender of ADSs and Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by such ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented by such ADS, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereof) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, the Deposit Agreement, the Company’s Articles of Association and By-laws and the Deposited Securities, and any applicable laws and the rules of Monte Titoli, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the Receipt(s) and ADSs so Delivered, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Deposited Securities represented by such ADSs at that time together with a certificate or other document evidencing the electronic transfer thereof to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject, however, in each case, to the terms and conditions of the Deposit Agreement, the Receipts evidencing the ADSs so cancelled, the Articles of Association and By-laws of the Company and the Deposited Securities and any applicable laws and the rules of Monte Titoli, in each case as in effect at the time thereof. Each of those actions shall be taken as promptly as practicable.

The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of the Delivery of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary shall as promptly as practicable make delivery at the Principal Office of the Depositary for further delivery to the Holder surrendering ADRs of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) as promptly as practicable any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary for further delivery to the Holder surrendering ADSs. Such direction shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Section 2.7.  Limitations on Execution and Delivery, Transfer, etc. of Receipts; Suspension of Delivery, Transfer, etc.

2.7.1.  Additional Requirements. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B hereof, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof and (iii) compliance with (A) any laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement and applicable law.

2.7.2.  Additional Limitations. Subject to applicable law and the Company’s Articles of Association and By-laws, the issuance of ADSs against deposits of Shares generally or the issuance of ADSs against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of this Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof.

The Depositary will use its best efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States, Italy or any other jurisdiction.

2.7.3.  Regulatory Restrictions. Notwithstanding any provision of this Deposit Agreement or any Receipt to the contrary, surrender of outstanding ADSs and withdrawal of the Deposited Securities may not be suspended or refused except in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A. (1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

Section 2.8.  Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange of and substitution for such mutilated Receipt upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be reasonably required by the Depositary to save it, the Company and any of their respective agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof. If there is any dispute with respect to a destroyed, lost or stolen Receipt, the Depositary shall promptly as practicable notify the Company.

Section 2.9.  Cancellation and Destruction of Surrendered Receipts; Maintenance of Records. All Receipts surrendered to the Depositary shall be canceled by the Depositary. Canceled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy Receipts so canceled, provided the Depositary maintains a record of all destroyed Receipts. Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

ARTICLE III CERTAIN OBLIGATIONS OF HOLDERS
AND BENEFICIAL OWNERS OF RECEIPTS

Section 3.1.  Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of this Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian reasonably may deem necessary or proper or as the Company may reasonably require by written request to the Depositary. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation and withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

Section 3.2.  Liability for Taxes and Other Charges. If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder and Beneficial Owner of such Receipt to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect such Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner of such Deposited Securities any or all of such Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares by such Holder or Beneficial Owner and the Depositary may refuse to register the transfer, split-up or combination of such Receipt and (subject to Section 7.8) the issuance of new ADSs for or the withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

Section 3.3.  Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares evidenced by the Receipt issuable upon such deposit will not be, Restricted Securities and the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of Receipt(s) evidencing American Depositary Shares representing such Shares and the transfer of Receipts evidencing such American Depositary Shares. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Section 3.4.  Compliance with Information Requests. Notwithstanding any other provision of this Deposit Agreement, each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to Italian or other applicable law, the rules and requirements of the Mercato Telematico Azionario and any other stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed or the Articles of Association and By-laws of the Company, which are made to obtain information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to promptly forward, upon the request of the Company, and at the Company’s expense, any such request from the Company to the Holders and to promptly forward to the Company any such responses to such requests received by the Depositary.

Section 3.5.  Ownership and Other Restrictions.

3.5.1.  Compliance with Instructions. To the extent that provisions of applicable Italian securities laws or the Company’s By-laws may require the disclosure of or limit the beneficial or other ownership of Deposited Securities, other Shares and other securities of the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall comply with the Company’s or Treasury Ministry’s instructions as to Receipts in respect of any such enforcement or limitation, and Holders and Beneficial Owners shall be subject to and shall comply with such requirements and limitations and shall cooperate with the Depositary’s compliance with such Company or Treasury Ministry instructions. Holders and Beneficial Owners shall be required to comply with requests by the Company or Treasury Ministry for information as to the capacity in which such persons own Receipts or Shares, the identity of any other person interest in such Receipts or Shares and the nature of such interest. The Depositary agrees to furnish to the Company upon the Company’s request a list of the names, addresses and ADS holdings of all persons in whose name Receipts are registered on the books of the Depositary maintained for such purpose.

3.5.2.  Notification of Acquisition of Shares. Pursuant to Italian securities laws, a Beneficial Owner who acquires any interest in excess of 2% of the Shares (including Shares represented by ADSs) must notify both CONSOB and the Company. Notice must be made within five Business Days following the acquisition. Beneficial Owners failing to give notice cannot exercise the voting rights attributable to the Shares or ADSs held by them. Any resolution taken in violation of the foregoing may be annulled if the resolution would not have been adopted in the absence of such votes. In addition, Beneficial Owners must notify CONSOB and the Company when their aggregate interest in Shares and ADSs, taken together, exceeds or falls below 2%, 5%, 7.5%, 10% of the outstanding Shares and successive percentages of multiples of five. Except in certain circumstances, account should also be taken of Shares held through, or Shares the voting rights of which are exercisable by, subsidiaries, fiduciaries or intermediaries.

3.5.3.  Limitations on Shareholdings. The Company’s By-laws provide that no person, in any capacity, may own Shares and/or ADSs representing 3% or more of its outstanding Shares without the approval of the Italian government. The 3% limit may be cancelled only after a three-year period has expired. This limit does not apply in the event that it is exceeded as a result of certain types of tender offers as provided under Italian law. The limitation on shareholding is calculated taking into account, among other things, Shares owned by controlling entities and directly or indirectly controlled entities, as well as entities controlled by the same controlling entity; and affiliated personal entities, including spouses and other closely related personal relatives.

The Company’s By-laws restrict the ability of any entity to exercise any voting rights attributable to Shares and/or ADSs held or controlled by that entity representing more than 3% of the Company’s voting share capital. This restriction does not apply to any shareholdings held by the Italian state, other public entities, or other entities controlled by the state or other public entities. The voting rights of each entity to whom this limit on shareholding applies are reduced correspondingly. In the event that Shares held or controlled in excess of the 3% threshold are voted, any shareholders’ resolution adopted pursuant to this vote may be challenged if the majority required to approve this resolution would not have been reached without the vote of Shares exceeding this threshold. Shares not entitled to be voted are nevertheless counted for purposes of determining the quorum at a shareholders’ meeting.

3.5.4.  Cross Ownership Restrictions. Cross ownership means the ownership by two companies of one another’s shares (which includes any Shares represented by ADSs). Cross ownership of listed companies in Italy may not exceed 2% of each company’s respective voting shares. Cross ownership between a listed company and an unlisted company may not exceed 2% of the voting shares of the listed company and an unlisted company may not exceed 2% of the voting shares of the listed company and 10% of the voting share of the unlisted company. If a relative threshold is exceeded, the company which is the latter to exceed the threshold may not exercise the voting rights attributable to the shares in excess of the threshold and must sell the excess shares within a period of 12 months. If the company does not sell the excess shares, it may not exercise the voting rights in respect of its entire shareholding. If it is not possible to ascertain which is the latter company to exceed the threshold, subject to a different agreement between the two companies, the limitation on voting rights and the obligation to sell the excess shares will apply to both of the companies concerned. The 2% limit for cross ownership can be increased to 5% if the two companies concerned enter into an agreement authorized in advance by an ordinary shareholders’ meeting of each of the two companies.

If a party holds more than 2% of a listed company’s share capital, the listed company, or the party which controls the listed company, may not purchase an interest above 2% in a listed company controlled by the party. In case of non-compliance, voting rights attributable to the shares held in excess may not be exercised. If it is not possible to ascertain which is the latter party to exceed the limit, the limitation on voting rights will, subject to any different agreement between the two parties, apply to both. Any shareholders’ resolution taken in violation of the limitation on voting rights may be annulled by the court if the resolution would not have been adopted in the absence of such votes.

The restrictions on cross ownership do not apply when the thresholds are exceeded following a public tender offer aimed at acquiring at least 60% of a company’s ordinary shares. Subject to certain limitations, the restrictions on cross ownership are also not applicable when a controlled company purchases shares of its controlling company within the limits set forth in Article 2359 bis of the Italian Civil Code and following the procedures provided under Italian law.

3.5.5.  Shareholders’ Agreements. Pursuant to Legislative Decree No.58, agreements among Beneficial Owners or Holders must be notified to CONSOB within 5 days from the date of execution, published in summary form in the press within 10 days from the date of execution and filed with the Companies’ Registrar within 15 days from the date of execution. Failure to comply with the above rules will render the agreements null and void and the Shares and/or ADSs that are the subject of the agreement cannot be voted. These rules apply to shareholders’ agreements which require prior consultation for the exercise of voting rights in the Company; contain limitations on the transfer of Shares, ADSs or securities which grant the right to purchase or subscribe for Shares; provide for the purchase of Shares, ADSs or securities which grant the right to purchase or subscribe for Shares; or have as their object or effect the exercise, including joint exercise, of a dominant influence over the Company. These shareholders’ agreements may have a maximum term of three years or, if executed for an unlimited term, can be terminated by a party upon six months’ prior notice. In case of a public tender offer, shareholders who intend to participate in the tender offer may withdraw from the agreement without notice. Withdrawal is effective only if the relevant Shares or ADSs are actually sold. Any party to an agreement referred to above is obliged to notify CONSOB and the Company in question of its overall shareholding in the Company if the shareholders’ agreement concerns more than 5% of the Company’s share capital. However, no notice is required if this information has already been notified in compliance with other provisions of Decree No.58.

3.5.6.  Special Powers of the Italian Government. The Treasury Ministry must approve or disapprove the acquisition of material interests in the Company’s share capital. The Company’s By-laws define material interests as interests representing 3% or more of the Company’s voting share capital (including Shares represented by ADSs). This limit is based on the limit currently set by the Treasury Ministry under the privatization law. If the Treasury Ministry changes this limit, the Company’s By-laws will be amended accordingly. The Company’s Board of Directors must file a notice with the Treasury Ministry at the time an acquirer of a material interest files a request for registration with the register of shareholders. Approval or disapproval by the Treasury Ministry must be given within 60 days from the date of this notice. Until the approval is granted, or the expiration of the 60-day period without the approval having been granted, the purchaser may not exercise any rights, including voting rights, other than economic rights pertaining to the Shares and/or ADSs representing the material interest. In the event the approval is denied by the Treasury Ministry or the 60-day period has expired without the approval having been granted, the purchaser must sell the Shares and/or ADSs representing the material interest within one year and may not exercise any rights, including voting rights, other than economic rights pertaining to these Shares and/or ADSs. In the event of failure to comply with this requirement, the Treasury Ministry may petition the courts to order the forced sale of the Shares and/or ADSs representing the material interest. Each of the Holders and Beneficial Owners of ADSs are subject to the 3% limit.

The Treasury Ministry has the authority to approve or disapprove material shareholders’ agreements or other arrangements, which are currently defined in the Company’s By-laws as shareholders’ agreements or other arrangements relating to 5% or more of the Company’s voting share capital. However, the Treasury Ministry may lower this limit in the future. The approval or the disapproval must be given within 60 days from the date of the notice to be provided to the Treasury Ministry by CONSOB following the notifications of these material shareholders’ agreements or other arrangements to CONSOB. Until the approval is granted, or in any case after the expiration of the 60-day period without the approval having been granted, shareholders that are parties to the agreement or other arrangement may not exercise any rights, including voting rights, other than economic rights pertaining to the Shares and/or ADSs subject to the agreement or other arrangement. In the event the approval is denied by the Treasury Ministry or the 60-day period has expired without the approval having been granted, the agreement is deemed ineffective. If the conduct of shareholders are acting pursuant to the terms of such a shareholders’ agreement or other arrangement, then any resolutions adopted at that meeting that would not have been adopted but for the vote of these shareholders may be challenged.

ARTICLE IV THE DEPOSITED SECURITIES

Section 4.1.  Cash Distributions. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, the Depositary shall, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.8 hereof) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted as promptly as practicable after receipt such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8) and shall distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of American Depositary Shares held by such Holders as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution payable to a Holder in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to such Holder on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. The Depositary shall forward to the Company or its agent, as promptly as practicable, such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company and its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Beneficial Owners of Receipts.

Section 4.2.  Distribution in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees. As promptly as practicable following receipt of confirmation of such deposit from the Custodian, the Depositary shall (i) distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, payment of (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed because such distribution is not reasonably practicable, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional American Depositary Shares, the Depositary shall, as promptly as practicable, sell the number of Shares or American Depositary Shares, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds to Holders upon the terms described in Section 4.1.

In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligation under Section 5.7 hereof, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may, with the approval of the Company, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary reasonably deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and reasonable expenses incurred by, the Depositary) as promptly as practicable to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall distribute as promptly as practicable any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

Section 4.3.  Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 45 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders as promptly as practicable upon receipt of reasonably satisfactory documentation within the terms of Section 5.7 unless the Depositary shall have reasonably determined, after consultation with the Company, that such distribution is not practicable. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders as promptly as practicable, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (Y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Section 4.4.  Distribution of Rights to Purchase Shares.

4.4.1.  Distribution to ADS Holders. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least 45 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders if (i) the Company shall have requested that such rights be made available to Holders and (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, unless the Depositary shall have reasonably determined, after consultation with the Company, that such distribution of rights is not practicable. In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall as promptly as practicable establish procedures to distribute rights to purchase additional ADSs (by means of warrants or otherwise) and to enable the Holders to exercise such rights (upon payment of applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) and shall distribute such rights according to such procedures as promptly as practicable. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

4.4.2.  Sale of Rights. If (i) the Company does not request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 or reasonably determines it is not practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem proper. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale as promptly as practicable (net of applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

4.4.3.  Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4.1 or to arrange for the sale of the rights upon the terms described in Section 4.4.2, the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate is required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Section 4.5.  Distributions Other Than Cash, Shares or Rights to Purchase Shares.

Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of Receipts evidencing ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall make such distribution as promptly as practicable if (i) the Company shall have requested the Depositary to make such distribution to Holders and (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, unless the Depositary shall have reasonably determined that such distribution is not lawful or practicable.

Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in the first paragraph of this Section above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may reasonably deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and reasonable expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may reasonably deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution and shall distribute any proceeds in excess of such taxes or charges.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests that the Depositary not make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary reasonably determines that all or a portion of such distribution is not practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may reasonably deem proper and shall as promptly as practicable (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances and distribute the proceeds in accordance with this paragraph.

Section 4.6.  [Intentionally Deleted]

Section 4.7.  Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least 30 days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon receipt of such (i) notice and (ii) reasonably satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7, and unless the Depositary shall have reasonably determined that such proposed redemption is not practicable, the Depositary shall (to the extent practicable) mail to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the reasonable expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 hereof. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to the terms of Section 4.8 hereof and the applicable fees and charges of, and reasonable expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

Section 4.8.  Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred in such conversion and any reasonable expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) in accordance with the terms of the applicable sections of this Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) if and for so long as it is not lawful or practicable to distribute such amount, hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

Section 4.9.  Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “ADS Record Date”) for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any). Subject to applicable law and the provisions of Section 4.1 through 4.8 and to the other terms and conditions of this Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

Section 4.10.  Voting of Deposited Securities.

Italian securities laws may result in the restriction of voting rights of certain Shares. To the extent such Shares may be voted, Holders or Beneficial Owners of Receipts must follow the procedures set forth below in order to exercise the voting rights pertaining to the Shares underlying their ADSs.

Upon receipt of notice of any meeting or solicitation of consents or proxies of shareholders of the Company, the Depositary shall promptly thereafter mail to all Holders such notice, and shall mail to all Holders as promptly as practicable thereafter a notice containing (i) the information (or a summary thereof in a form prepared by the Company) received by the Depositary in connection with such meeting, including the agenda for the meeting and (ii) a statement that the Holders or Beneficial Owners as of the close of business on a specified record date (the “Blocking Date”) will be entitled, subject to applicable provisions of Italian law and the Company’s By-laws (any such provisions will be adequately summarized in such notice in a form provided by the Company), to instruct the Depositary as to the exercise of their voting rights, if any, pertaining to the number of Deposited Securities represented by their respective ADSs in person or by proxy; provided that the Depositary has, (A) with respect to voting in person or by proxy, received a request that the Depositary obtain an admission certificate (the “Admission Certificate”) to enable such Holder or Beneficial Owner to gain admission to the relevant shareholders’ meeting, such request to be accompanied by evidence of ownership or voting authority and any other documentation that may be required to enable the Depositary to obtain such certificate, and (B) with respect to voting by proxy only, received a proxy card (the “Proxy Card”) pursuant to which a Holder or Beneficial Owner may appoint the Depositary or the Custodian as his or her proxy to vote at the relevant shareholders’ meeting in accordance with the directions set out in such Proxy Card, provided that such appointment shall only be effective upon registration by the Company of such Holder or Beneficial Owner in its share register.

Upon issuance by the Depositary of an Admission Certificate and, if applicable, receipt by the Depositary of a properly completed Proxy Card, the Depositary shall (i) prohibit any transfers, surrenders or other dispositions of ADSs evidenced by such Receipts for a period beginning on the Blocking Date and ending at the end of the day of the last call for the relevant shareholders’ meeting (the “Blocked Period”), (ii) issue a certificate to the Company indicating the number of Shares represented by such Holder’s or Beneficial Owner’s ADSs and cause any other documentation required by Italian law to be issued by the appropriate entity and (iii) take all such other actions as may be necessary in accordance with Italian law and the Company’s By-laws in order to carry out the instructions contained in the Proxy Card. The Depositary will not charge Holders or Beneficial Owners for taking these actions. The Depositary shall be entitled to rely in good faith on the information contained in a request for Admission Certificate and a Proxy Card without any independent verification. Pursuant to requirements of Italian law, Holders and Beneficial Owners may only vote in one manner for any item upon which votes are cast.

Upon receipt by the Depositary of a properly executed request for Admission Certificate on or before the date set by the Depositary for such purpose, the Depositary shall issue or cause to be issued an Admission Certificate authorizing the Beneficial Owner or Holder, as the case may be, to attend the relevant shareholders’ meeting in person, which shall be delivered to the Beneficial Owner or Holder, as the case may be, at least five days prior to such meeting.

Upon receipt by the Depositary of a request for Admission Certificate and a Proxy Card, in each case properly executed and delivered to the Depositary, on or before the date set by the Depositary for such purpose, the Depositary shall (a) issue or cause to be issued an Admission Certificate to the Beneficial Owner or Holder, as the case may be, at least five days prior to the relevant shareholders’ meeting and (b) endeavour, insofar as practicable and permitted under any applicable provisions of Italian law and the Company’s By-laws, to cause to be voted the Shares underlying such Receipts in accordance with any non-discretionary instructions set forth in such Proxy Card. The Proxy Cards may provide for the appointment of alternate proxies because Italian law provides that a proxy may vote on behalf of a maximum of two hundred Holders. The Depositary shall not vote or attempt to exercise the right to vote that attaches to Shares underlying such Receipts other than in accordance with such instructions.

The Depositary and the Company may modify or amend the above voting procedures relating to Deposited Securities or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with mandatory provisions of Italian law and the By-laws of the Company and interpretations thereof. There can be no assurance that such amendments, modifications or additional voting procedures will not limit the practical ability of Holders or Beneficial Owners to exercise voting rights in respect of the Shares represented by the ADSs. Notwithstanding the foregoing, the Depositary and the Company agree to use reasonable efforts to make and maintain arrangements (in addition to or in substitution of the arrangements described in this paragraph) to enable Holders or Beneficial Owners to vote the Deposited Securities underlying their Receipts.

When the Company makes its annual accounts available at its offices in connection with a general meeting of shareholders at which a vote will be taken on such accounts, the Company will deliver to the Depositary and the Custodian copies of such accounts as well as copies of the annual consolidated financial statements of the Company. Until such meeting, the Depositary will make available copies of such accounts received from the Company for inspection at the office of the Depositary in New York, the office of the Custodian in Milan, Italy and any other designated transfer offices.

Section 4.11.  Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. The Depositary may, with the Company’s prior approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company reasonably satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities or corporate change. The Company and Depositary agree to amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s prior approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and shall distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities. The Depositary understands that the Company intends to redenominate the Shares in euro, and agrees to cooperate with the Company to effect such a redenomination as soon as reasonably practicable after the Company’s request.

Section 4.12.  Available Information. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at the Commission’s New York City office, currently located at Seven World Trade Center, 13th Floor, New York, New York 10048.

Section 4.13.  Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also mail to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

Section 4.14.  List of Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares of all Holders.

Section 4.15.  Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities. Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (e.g. stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Foreign Personal Holding Company,” or as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1.  Maintenance of Office and Transfer Books by the Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan in The City of New York an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, and the surrender of Receipts for the purpose of withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

The Company shall have the right to inspect at all reasonable times the transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request.

The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8 hereof.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or upon the request or with the prior approval of the Company appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may upon the request or with the prior approval of the Company be removed and a substitute or substitutes appointed by the Depositary.

Section 5.2.  Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, the Republic of Italy or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Association and By-laws of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Association and By-laws of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any consequential or punitive damages for any breach of the terms of this Deposit Agreement.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

Section 5.3.  Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.

Section 5.4.  Resignation and Removal of the Depositary: Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan in The City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5.  The Custodian. The Depositary has initially appointed Citibank N.A. as Custodian for the purpose of this Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall upon the request or with the prior approval of the Company (a) promptly appoint a substitute custodian that is organized under the laws of the Republic of Italy. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary. The Depositary may upon the request or with the prior approval of the Company appoint an additional custodian with respect to any Deposited Securities, or (b) discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts and each other Custodian.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

Section 5.6.  Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof (or summary of such notice) in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Association and By-laws of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary (a) an English language version of the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities and (b) the English-language versions of the Company’s annual and semi-annual reports prepared in accordance with the applicable requirements of the Commission. The Depositary shall arrange, at the request of the Company and at the Company’s expense, for the mailing of copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Articles of Association and By-laws along with the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any Affiliate of the Company in connection with such Shares, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the Receipts evidencing the American Depositary Shares representing such Shares governed by such provisions at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

Section 5.7.  Issuance of Additional Shares, ADSs etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, in each case relating to any reclassification of securities, merger or consolidation or transfer of all or substantially all of assets, or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of all or substantially all assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States). In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not such transaction (1) requires a registration statement under the Securities Act to be in effect prior to making such issuance or offering available to Beneficial Owners or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Italian counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of the Republic of Italy and (2) all requisite regulatory consents and approvals have been obtained in the Republic of Italy, provided that no such opinions shall be required in the event of the issuance of shares or a bonus, share split or similar free distribution of shares event. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act and, if applicable, the Exchange Act or have been registered under the Securities Act and, if applicable, the Exchange Act (and such registration statement has been declared effective).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction or to endeavor to have a registration statement declared effective.

Section 5.8.  Indemnification. The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary, Citibank, N.A., in its capacity as Custodian, and any of their respective directors, officers, employees, agents and Affiliates due to the negligence or bad faith of any of them.

The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement or the Receipts (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense arises out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates. However, notwithstanding anything contained in this paragraph, the Company shall have no obligation to indemnify the Depositary, the Custodian, or any of their respective directors, officers, employers, agents or Affiliates for any loss, liability, tax, charge or expense that may arise as a result of any Pre-Release Transaction (as defined in Section 5.10), except in the case of a Pre-Release Transaction requested in writing by the Company or due to the bad faith or willful misconduct of the Company.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

Section 5.9.  Fees and Charges of Depositary. The Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such reasonable out-of-pocket expenses as the Depositary and the Company, in the future, may agree to in advance in writing from time to time. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and reasonable expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 hereof, such right shall extend for those fees, charges and reasonable expenses incurred prior to the effectiveness of such resignation or removal.

Section 5.10.  Pre-Release. Subject to the further terms and provisions of this Section 5.10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may, unless requested in writing by the Company to cease doing so, (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 and (ii) deliver Shares upon the receipt and cancellation of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Notwithstanding any provision to the contrary herein, neither the Depositary nor the Custodian shall deliver Shares in any manner or otherwise permit Shares to be withdrawn from the facility created by this Deposit Agreement, except upon the receipt and cancellation of Receipts in accordance with this Deposit Agreement. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security; such collateral to be held in a segregated account and marked to market daily, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate.

The Depositary also may set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon shall be held as security for the benefit of the Holders (other than the Applicant) and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder.

Section 5.11.  Restricted Securities Owners. The Company agrees to advise in writing each of the persons or entities who, to the actual knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder.

ARTICLE VI AMENDMENT AND TERMINATION

Section 6.1.  Amendment/Supplement. The Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Share(s) to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement becomes effective shall be deemed, by continuing to hold such American Depositary Share(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of a Holder to surrender Receipts and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of or supplement to the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and Receipts outstanding at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances shall, if required to ensure compliance with applicable law, become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.2.  Termination. The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or 60 days have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may mail notice of termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination, and this Deposit Agreement shall terminate on the date fixed in such notice unless it is withdrawn or a successor depositary has been appointed and accepted such appointment. On and after the date of termination of this Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.7 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts, the Deposited Securities and the American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 hereof

ARTICLE VII MISCELLANEOUS

Section 7.1.  Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

Section 7.2.  No Third-Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement. Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

Section 7.3.  Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4.  Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of American Depositary Shares shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions thereof and of any Receipt by acceptance thereof of any beneficial interest therein.

Section 7.5.  Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Viale Regina Margherita 137, Rome 00198, Italy, Attention: Company Secretariat, to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, U.S.A. Attention: ADR Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Foro Bonaparte 16, Milan, Italy 20121 or to any other address which the Custodian may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.6.  Governing Law and Jurisdiction. This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York. Notwithstanding anything contained in this Deposit Agreement, any Receipt or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Republic of Italy (or, if applicable, such other laws as may govern the Deposited Securities).

Without prejudice to the right of the Company or the Depositary to bring any suit, action or proceeding in relation hereto in any other court of competent jurisdiction, the Company and the Depositary agree that the federal courts in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them, including without limitation any claim for indemnification by any party or claim to implead a party to any suit, action or proceeding brought against the other party, that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers The Honorable Ferdinando Salleo, Italian Ambassador to the United States (the “Agent”) now at 1601 Fuller Street, N.W., Washington, D.C. 20009 as its authorized agent to receive and accept for and on its behalf, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in such court. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings arising out of this Deposit Agreement brought in federal court in the Borough of Manhattan in The City of New York as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity on the basis of sovereign immunity from legal action, suit or proceeding arising out of this Deposit Agreement, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement. The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

Section 7.7.  Assignment. Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

Section 7.8.  Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary in a manner that would violate U.S. securities laws, including without limitation Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act. The Depositary shall act at all times in compliance with applicable U.S. and Italian law, including securities laws.

Section 7.9.  Titles. All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words “this Deposit Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

IN WITNESS WHEREOF, ENEL SOCIETÀ PER AZIONI and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts evidencing American Depositary Shares issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

ENEL SOCIETÀ PER AZIONI

By:	______________________
Name:
Title:

CITIBANK, N.A.

By:	______________________
Name:
Title: